UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2004

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)

937-222-2610

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure

     On March 5, 2004, Robbins & Myers, Inc. issued the following press release:

ROBBINS & MYERS SADDENED BY DEATH OF
MAYNARD H. MURCH IV, CHAIRMAN OF THE BOARD

DAYTON, OHIO, March 5, 2004 . . . Robbins & Myers, Inc. (NYSE:RBN) is saddened to announce today that Maynard H. Murch IV, the Chairman of the Board of the Company, died of natural causes on Wednesday, March 3, 2004, at the age of 60. Mr. Murch had served as Chairman of the Board since July 1979. The Board of Directors and employees of Robbins & Myers, Inc. extend their deepest sympathy to Mr. Murch’s family and friends.

Thomas P. Loftis, Vice Chairman of the Board of the Company, will handle the duties of Chairman until a successor to Mr. Murch is appointed.

Robbins & Myers, Inc. is a leading global supplier of highly-engineered, critical equipment and systems for the pharmaceutical, energy, and industrial markets. Headquartered in Dayton, Ohio the Company maintains manufacturing facilities in 15 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date: March 5, 2004	By:	/s/ Kevin J. Brown

Kevin J. Brown
Vice President and Chief Financial Officer